Exhibit 3.9(d)

THIRD AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HOUSTON REFINING LP

The undersigned, desiring to amend the Certificate of Limited Partnership of Houston Refining LP, a Delaware partnership (the “Partnership”) pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST:	The name of the limited partnership is Houston Refining LP.

SECOND:	Section 4 of the Certificate of Limited Partnership shall be amended as follows:

4. General Partner. The name and business address of the general partner of the Partnership is:

Lyondell Refining Company LLC

Two Greenville Crossing

4001 Kennett Pike, Suite 238

Greenville, Delaware 19807

THIRD:	The effective date of this Third Amendment to the Certificate of Limited Partnership is February 1, 2007.

IN WITNESS WHEREOF, the undersigned has executed this Third Amendment to the Certificate of Limited Partnership of Houston Refining LP on this 1st day of February, 2007.

LYONDELL REFINING COMPANY LLC
a Delaware limited liability company

By:	/s/ Allen C. Holmes
Name:	Allen C. Holmes
Title:	Vice President